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                                                                    Exhibit 10.9

                                   Medicive(R)
                    Medical Enterprise Data Management System

                                LICENSE AGREEMENT

         THIS SOFTWARE LICENSE AGREEMENT (Agreement) is made as of the date set forth on the signature page below by and between Member-Link Systems, Inc., a Delaware corporation with its principal offices at 11 Dupont Circle, N.W., Suite 325, Washington. DC ("Developer") and Mobile Care Foundation, located at 355 Ridge Ave., C413 Evanston, Illinois 60202.

                                    RECITALS

Developer has developed, owns and desires to license to Licensee the software and database system used in connection with Licensor's medical enterprise data management system (System), which software is described in Exhibit A hereto (Software). Licensee desires to obtain from Developer a license to use said Software pursuant to the terms and conditions of this Agreement. In consideration of the premises and of the mutual covenants contained herein, Developer and Licensee (Parties) agree as follows:

1. LICENSE/PAYMENT. In Consideration of payment(s) made in accordance with, and in the amounts established by, the Statement of Work/Invoice tendered by Developer, which document is incorporated herein by reference, Developer grants to Licensee a non-exclusive, non-transferable license to use the Software and database system pursuant to the terms and conditions of this Agreement. Licensee is granted no title or ownership rights in or to the Software, in whole or in part, which rights.as.between the Parties, shall remain with Developer or its suppliers. The right to use the Software is restricted by a measure of usage of application based upon the number of devices or users as set forth on Schedule B. Expansion beyond a specific usage level will require payment of an additional fee.

2. TRADE SECRETS. Developer considers the Software and database system "trade secrets" of Developer and/or its suppliers. Such "trade secrets" include, without limitation thereto, the specific design structure and logic of individual Software programs, their interactions with other portions of Software, both internal and external, and the programming techniques employed therein. In order to maintain the "trade secret" status of the information contained within the Software, certain portions of said Software are being delivered to Licensee in object code form only.

3. BENEFICIARIES. Developer or its suppliers holding any intellectual property rights in the Software and database system and/or any third party owning any intellectual property right in software from which the Software was derived, are intended third party beneficiaries of this License. All grants of rights to use intellectual property intended by this License are explicitly stated and no additional grants of such rights shall be inferred or created by implication.

4. AFFIRMATIVE COVENANTS. Subject to the provisions of Section 6 below, Licensee shall:

    4.1. Hold the Software in confidence for the benefit of Developer and/or Developer's contractors, agents and suppliers;




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    4.2. Keep a current record of the location of each copy of Software made by it;

    4.3. Use each copy of the respective Software only on a single CPU at a time (for this purpose, single CPU shall include systems with redundant processing units) at Licensee's facilities and only within the U.S.A.;

    4.4. Affix to each copy of Software made by it for archival or back-up purposes, in the same form and location, a reproduction of the copyright notices, trademarks and all other proprietary legends and/or logos of Licensor and/or its suppliers, appearing on the original copy of such Software delivered to Licensee and retain the same without alteration on all original copies; and

    4.5. Destroy the Software and all copies at such time as Licensee chooses to permanently cease using it and give prompt notice thereof to Licensor.

5. NEGATIVE COVENANTS. Subject to the provisions of Section 6 below, Licensee shall not:

    5.1. Use the Software for any purpose other than as provided by this License; or

    5.2. Allow anyone other than Licensee's employees and agents to have physical access to the Software and database system; or

    5.3. Make copies of, reproduce or duplicate the Software, provided that Licensee may make one copy of the Software for backup or archival purposes only; or

    5.4. Make any modifications, enhancements, adaptations, or translations to or of the Software and database system, except for those permitted in this Agreement or resulting from those Licensee interactions with the Software associated with normal use and explained in the associated documentation; or

    5.5. Attempt to reverse engineer, disassemble, reverse translate, decompile, or in any other manner decode the Software, in order to derive the source code for any other reason; or

    5.6. Make full or partial copies of any documentation or other similar printed or machine-readable matter provided with Software unless the same has been supplied in a form by Licensor intended for periodic reproduction for Licensee's employees and agents or for internal use only; or

    5.7. Export or re-export the Software and/or associated documentation from the fifty states of the United States and the District of Columbia; or

    5.8. Sublicense, transfer or convey the Software or any right therein to any third party; or

    5.9. Install the Software on any network, file server, virtual disk, time-sharing, multiple CPC, other multi-user bulletin board or remotely accessible arrangement, or any Internet or publicly accessible system, electronic, bulletin board other than on a secure local area network within Licensee's organization at or in Licensee's facilities, provided that Licensee has paid the requisite license fees for each user of the Software on such network; or


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    5.10. Use the Software to perform medical diagnostic functions, set treatment procedures or substitute for the medical judgement of a physician or qualified healthcare provider; or

    5.11. Publish, translate or transfer possession of the Software or a copy or portion thereof to any third party.

6. RESTRICTED RIGHTS. If at any time the user of the Software is employed by or affiliated with a federal government department, agency or other government entity, the following restricted rights legend regarding limited government rights in the use of the data and software herewith, must be applied to the Software before licensing the Software in human-readable form that can be readily and visually perceived, and to the accompanying documentation before distribution of the Software to any end-user:

         The Software and documentation is provided with RESTRICTED RIGHTS. The Use, Duplication, or Disclosure by the Government is subject to restrictions as set forth in subdivision (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFAR 252.227-7013 or restricted rights clauses at 48 CFR 52.227-19 or 52.227-14, as applicable. Contractor/Manufacturer is Member-Link Systems, Inc., 1615 L Street, N.W., Suite 1150, Washington, D.C. 20036.

7.  LIMITED WARRANTY.

    7.1. Subject to the provisions set forth in this Section 8, Developer warrants that for a period of ninety (90) days (Warranty Period) subsequent to the acceptance of the Software by Licensee, the Software shall conform with and perform the functions set forth in Developer's specifications therefor and shall be free from defects in material and workmanship. If, during the Warranty Period, Developer is notified that the Software is defective or fails to so perform, within a reasonable period of time, Developer shall use reasonable efforts to correct such defects or failure and ensure that the Software conforms with and performs the functions set forth in said specifications. Developer's obligation under this warranty is limited to using reasonable efforts to correct any Software failures and Developer's performance thereof or the return of the license fees paid for such is breached. Notwithstanding the foregoing, Developer gives no warranty with respect to data or components supplied by third Software shall be Licensee's sole remedy in the event this warranty parties.

    7.2.  Developer's limited warranty under this Article 8 shall not apply to:

          7.2.1. Damage or defects caused by Licensee's negligence, including, but not limited to:

                  7.2.1.i. Use of Software and database system Licensee other than in accordance with written instructions furnished by Developer;

                  7.2.1.ii.  Modification by Licensee of Software without
                             Developer's Consent;





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                  7.2.1.iii. Use of the Software on a non-dedicated platform
                             (i.e. a computer running other programs in addition to the Software) except as otherwise set forth in Exhibit B hereto; or

                  7.2.1.iv.  Use of the Software on a computer which is not
                             equipped with 28.8 KBP/S fax/modem with access to dial-in phone service; or

                  7.2.1.v. Any part of the Software or data system provided by third parties, including but not limited to Licensee's current operating systems and equipment.

          7.2.2. Any Software damaged by accident or disaster, including, without limitation, fire, flood, wind, water, extreme temperature, lightning or power failure.

    7.3. Licensee shall reimburse Developer for Developer's out-of-pocket and labor charges and expenses incurred at Licensee's request in responding to and/or remedying Software deficiencies not covered by the aforesaid limited warranty or by a Software Maintenance Agreement between Developer and Licensee.

    7.4. THE LIMITED WARRANTIES IN THIS ARTICLE 8 CONSTITUTE THE ONLY WARRANTIES OF DEVELOPER WITH RESPECT TO THE SOFTWARE, AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF
          MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO WARRANTIES ARE MADE BY DEVELOPER ON BEHALF OF ANY OTHER PARTY WHICH MAY HAVE INDEPENDENTLY SUPPLIED ANY PART OF THE SYSTEM TO DEVELOPER.

    7.5. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, OR INFRINGEMENT), STRICT LIABILITY, PRODUCT LIABILITY OR OTHERWISE, SHALL DEVELOPER OR ANY THIRD PARTY SUPPLIER OF ANY PART OF THE SOFTWARE, OR LICENSEE BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OF THE OTHER PARTY, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL DEVELOPER'S LIABILITY HEREUNDER, REGARDLESS OF THE BASIS OF THE CLAIM AS AFORESAID, EXCEED THE AMOUNT OF LICENSE FEES PAID BY LICENSEE TO DEVELOPER HEREUNDER.

8.  INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT.

    8.1. Developer agrees that it will defend, at its own expense, all suits and claims against Licensee for infringement or violation of any patent, trademark, copyright, trade secret, or other intellectual property rights of any third party (collectively, "Intellectual Property




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          Rights"), covering , or alleged to cover, the Software in the form furnished or as subsequently modified by Developer, and Developer agrees that it will pay all sums, including, without limitation, attorneys' fees and other costs, which, by final judgement or decree, or in settlement of any suit or claim, may be assessed against Licensee on account of such infringement or violation, provided

          8.1.1. Developer shall be given Notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against Licensee or Developer of which Licensee has express knowledge, and Developer shall be given full authority to assume control of the defense thereof through its own counsel at its expense and to compromise or settle any suits or claims so far as this may be done without prejudice to the right of Licensee to continue the use, as contemplated, of the Software so furnished; and

          8.1.2. Licensee shall cooperate fully with Developer in the defense of such suit or claims and provide Developer such assistance as Developer may reasonably require in connection therewith. Notwithstanding the foregoing, Licensee shall have the right, at its expense, to participate in such defense or settlement negotiations.

    8.2. If in any such suit so defended, all or any part of the Software is held to constitute an infringement or violation of any third party's Intellectual Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation Developer deems it advisable to do so, Developer shall act at its sole option take one or more of the following actions at no additional cost to Licensee:

          8.2.1. procure the right to continue the use of the Software without interruption for Licensee; or

          8.2.2. replace the Software with non-infringing Software that meets Licensor's specifications; or

          8.2.3. modify said Software so as to be non-infringing, provided that the Software as modified meets all of said specifications; or

          8.2.4. take back the infringing Software and credit Licensee with an amount equal to its price less an allowance for use.

    8.3 Developer's obligations under this Section 9 shall not apply to any infringement or violation of Intellectual Property Rights caused by modification of the Software other than in an manner permitted in this Agreement or in Developer's specifications or any infringement cause solely by Developer's usage of equipment other than in accordance with the specifications, e:kcept with the prior written consent of Developer. Licensee shall indemnify Developer against all liability and costs, including reasonable attorney's fees, for defense and settlement of any and all claims against Developer for infringements or violations based upon the foregoing.





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9.  SOFTWARE MAINTENANCE.

    9.1. During the Warranty Period, Developer agrees to provide to Licensee any new, corrected or enhanced version of the Software then available to Developer.

    9.2. Subsequent to the Warranty Period, Developer shall make Software maintenance support available to Licensee pursuant to a separate Software Maintenance Agreement. The costs for maintenance services and support will be those established by Developer from time to time.

    9.3. Licensee agrees that Licensor shall retain all rights, interest and title in any and all modifications and customizations to Developer's software, database system and applicable interfaces developed in the course of its work, installation, maintenance and service for Licensee, whether with or without the participation of Licensee. Such modifications and customizations shall be treated as subject to the terms of this License, absent written agreement to the contrary between the parties.

10. ASSIGNMENT. Neither this License nor any rights acquired by Licensee through this License are assignable. Any attempted assignment of rights and/or transfer of Software shall be void and conclusively presumed a material breach of this License.

11. TERMINATION. In the event that Licensee is in default under any material term or condition of this Agreement and has not corrected such default within thirty (30) days subsequent to the receipt from Developer of a Notice describing the default, then Developer may terminate this Agreement upon Notice to Licensee.

12. GENERAL PROVISIONS.

    12.1. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia.

    12.2. This Agreement represents the entire agreement between the parties respecting this subject matter and supersedes all prior discussions, agreements and understandings between them.

    12.3. This Agreement may only be amended in a writing signed by both
          Parties.

    12.4. Notices shall be sent to the respective Parties at the addresses set forth below their respective signatures. If either Party changes its address while this Agreement is in force, it shall so advise the other Party in a Notice and any Notice thereafter required to be given shall be sent to such new address. For purposes of this Agreement, "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, sent by registered or certified mail, postage prepaid, or given by personal delivery, or sent by confirmed air or surface courier or confirmed telefax to such Person at the last known address or last known telefax number of such Person, as the case may be, the third business day after date of registry thereof or the date of the certification of the receipt therefor as evidenced by postal or courier records or the date of personal delivery (or refusal thereof during normal business hours) or the date of

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          telefax answer-back confirmation being deemed the date of receipt of
          Notice; provided, however, that any communication sent to such Person and actually received by such Person shall constitute Notice for all purposes of this Agreement.

    12.5. If any provision or any part of any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable any other portion of this Agreement.

    12.6. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such terms, covenants or conditions or the future exercise of such right.

    12.7. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

    12.8. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or be construed as a limitation on the scope of the section to which the heading refers.

                         (Signatures on following page)

IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of this date.

MEMBER-LINK SYSTEMS, INC.
(Developer)


          /s/ Hans Kastensmith                            Date:  October 1, 1999
         ----------------------------------
By:      Hans Kastensmith
Title:   President
Address: 11 Dupont Circle, NW, Suite 325
         Washington, D.C. 20036


MOBILE CARE FOUNDATION
(Licensee)


         /s/ Laura J. Baker
         ----------------------------------
By:      Laura J. Baker                                 Date:   November 9, 1999
Title:   Director
Address: 355 Ridge Avenue, C413
         Evanston, IL 60202

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